EXHIBIT 24
                        POWER OF ATTORNEY

     KNOWN ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of Aluminum Company of America (the "Company") hereby constitutes and appoints JAN H. M. HOMMEN, EARNEST J. EDWARDS and BARBARA S. JEREMIAH, or any of them, his or her true and lawful attorneys and agents to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable or may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Act of up to $450,000,000 of securities, including but not limited to, debt, convertible, common, preferred or hybrid securities of the Company, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of each of the undersigned Directors of the Company in the capacity of Director thereof to any registration statement to be filed with the Securities and Exchange Commission in respect of said securities, to any and all pre-effective amendments, post-effective amendments and supplements to any such registration statement, and to any instruments or documents filed as part of or in connection with any such registration statement or pre-effective amendments or post-effective amendments or supplements thereto; and the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have subscribed these presents on the date set opposite the names below.

/s/ KENNETH W. DAM
Kenneth W. Dam                                 March 11, 1994

/s/ JOHN P. DIESEL
John P. Diesel                                 March 11, 1994

/s/ JOSEPH T. GORMAN
Joseph T. Gorman                               March 11, 1994

/s/ JUDITH S. GUERON
Judith M. Gueron                               March 11, 1994

/s/ SIR RONALD HAMPEL
Sir Ronald Hampel                              May 31, 1995

/s/ JOHN P. MULRONEY
John P. Mulroney                               May 30, 1995

/s/ SIR ARVI PARBO
Sir Arvi Parbo                                 March 11, 1994

/s/HENRY B. SCHACHT
Henry B. Schacht                               May 31, 1995

/s/ FORREST N. SHUMWAY
Forrest N. Shumway                             March 11, 1994

/s/ FRANKLIN A. THOMAS
Franklin A. Thomas                             March 11, 1994

/s/ MARINA v.N. WHITMAN
Marina v.N. Whitman                            March 11, 1994